Exhibit 99.B(p)(14)

CODE OF ETHICS - PERSONAL TRADING BY BRIGADE CAPITAL AND ITS PERSONNEL

(1)                            Introduction

High ethical standards are essential for the success of Brigade Capital to maintain the confidence of its Advisory Clients. Brigade Capital’s long-term business interests are best served by adherence to the principle that its Advisory Clients’ interests come first. Brigade Capital has a fiduciary duty to its Advisory Clients, which requires individuals associated with Brigade Capital to act solely for the benefit of the Advisory Clients. Potential conflicts of interest may arise in connection with the personal trading activities of individuals associated with investment advisory firms. In recognition of Brigade Capital’s fiduciary obligations to the Advisory Clients and Brigade Capital’s desire to maintain its high ethical standards, Brigade Capital has adopted this Code of Ethics which it reasonably believes complies with the requirements of Rule 204A-1 under the Advisers Act and the Access Person reporting and preclearance requirements of Rule 17j-1 under the Investment Company Act, containing provisions designed to: (i) prevent improper personal trading by Access Persons; (ii) prevent improper use of material, non-public information about securities recommendations made by Brigade Capital or securities holdings of the Advisory Clients; (iii) identify conflicts of interest; and (iv) provide a means to resolve any actual or potential conflict in favor of the Advisory Client.

Brigade Capital’s goal is to allow its Access Persons to engage in certain, limited personal securities transactions while protecting Brigade Capital, its Advisory Clients and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interest. While it is impossible to define all situations that might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise. It is the personal responsibility of every employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with the Advisory Clients, or do anything which could damage or erode the trust the Advisory Clients place on Brigade Capital and Brigade Capital’s employees.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment for employees and Access Persons of Brigade Capital. If there is any doubt as to the propriety of any activity, employees should consult with the Chief Compliance Officer or his designee. The Chief Compliance Officer is charged with the administration and distribution of this Code of Ethics, has general compliance responsibility for Brigade Capital, and may offer guidance on securities laws and acceptable practices, as the same may change from time to time. The Chief Compliance Officer may rely upon the advice of outside legal counsel or outside compliance consultants.

The Chief Compliance Officer will make the final decision regarding applicability of the Code of Ethics to interns on a case-by-case basis. As a general matter, interns will be considered “Access Persons” for purposes of the Code of Ethics.

Access Persons must acknowledge receipt and understanding of this Code of Ethics on an annual basis. A form of acknowledgement was previously provided at Form 1. Such forms will generally be completed via ComplianceELF.

(2)                            Applicability of Code of Ethics

(a)                            Personal Accounts of Access Persons. This Code of Ethics applies to all Personal Accounts of all Access Persons where “Permissible Securities” (as defined in Section 3(d) of this Code of Ethics below) are held and includes any account in which an Access Person has any direct or indirect beneficial ownership. A Personal Account also includes an account maintained by or for:

•                  Access Person’s spouse (other than a legally separated or divorced spouse of the Access Person), domestic partner and minor children;

•                  Any individuals who live in the Access Person’s household and over whose purchases, sales, or other trading activities the Access Person exercises control or investment discretion;

•                  Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;

•                  Any trust or other arrangement which names the Access Person as a beneficiary or remainderman; and

•                  Any partnership, corporation, or other entity of which the Access Person is a director, officer or general partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control; provided, however, that the accounts of the Advisory Clients managed by Brigade Capital are not deemed to be Personal Accounts of an Access Person.

Upon becoming an Access Person, the Access Person must disclose all Personal Accounts to Brigade Capital’s Chief Compliance Officer through ComplianceELF.

(a)                                 Access Person as Trustee. A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

(b)                                 Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a Beneficial Ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.

(c)                                  Solicitors/Consultants. Non-employee Solicitors or consultants are not subject to this Code of Ethics unless the Solicitor/consultant, as part of his/her duties on behalf of Brigade Capital, (i) makes or participates in the making of investment recommendations for the Advisory Clients, or (ii) obtains information on recommended investments for the Advisory Clients.

(d)                                 Client Accounts. A client account includes any account managed by Brigade                  Capital which is not a Personal Account.

(3)                                 Restrictions on Personal Investing Activities

(a)                                 General: It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his/her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this Code of Ethics. It should be noted that the Chief Compliance Officer may grant exceptions to certain of the trading restriction described in this Code of Ethics. Such exceptions will be documented and only be permitted if there is no material conflict of interest with the Advisory Clients.

(b)                                 Restriction on Excessive Trading. Access Persons shall not engage in “day trading” or any type of “excessive” trading that would be contrary to the best interests of Brigade Capital’s Advisory Clients and Investors. For these purposes, Access Persons shall not engage in more than 30 transactions(1) (i.e., buys and sells) across his/her Personal Account(s) during a particular calendar quarter. Such trading restriction is subject to limited exception for extenuating circumstances (e.g., financial hardship), as determined in the sole discretion of the Chief Compliance Officer and Managing Member. All trading is subject to the review of the Chief Compliance Officer or his designee on at least a quarterly basis.

(c)                                  Prohibition of Trading with or against Advisory Clients: It should be noted that the Chief Compliance Officer does not generally intend to permit Access Persons to execute transactions in the types of securities that the Advisory Clients typically invest in. The Advisory Clients typically hold securities of domestic and international leveraged companies, debt or debt-like obligations rated below investment grade by one or more of the major rating agencies, or securities trading at yields comparable to the high yield market and high yield issuers. It should be noted, however, that Access Persons may be permitted to invest in exchange-traded or open-ended funds that invest in the debt markets, subject to the pre-clearance requirements described in Paragraph (f) below.

(d)                                 General Permissible Securities Transactions (“Permissible Securities”): Access Persons will generally be permitted to engage in certain, limited personal securities transactions (certain of which require pre-clearance) in the following Permissible Securities:

I. Permissible Securities that Do Not Require Pre-Clearance:

(i)                                     Direct obligations of the Government of the United States;

(ii)                                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments, including repurchase agreements;

(iii)                               Shares issued by money market funds;

(iv)                              Shares issued by open-end funds that are registered under the Investment Company Act of 1940, as amended, provided that such funds are NOT registered funds managed by Brigade Capital or registered funds whose adviser or principal underwriter controls, is controlled by, or is under common control with, Brigade Capital; and

(v)                                 Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Brigade Capital or an affiliate and such fund’s adviser

(1) This does not limit the number of lots in which a transaction can be executed.

or principal underwriter is not controlled by or under common control with Brigade Capital.

II. Permissible Securities that Require Pre-Clearance (“Reportable Securities”):

(i)                                     Shares issued by closed-end funds that are registered under the Investment Company Act of 1940, as amended;

(ii)                                  Shares issued by open-end funds that are registered under the Investment Company Act of 1940, as amended, IF they are managed by Brigade Capital, or their adviser or principal underwriter controls, is controlled by, or is under common control with, Brigade Capital;

(iii)                               Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, IF such funds are advised by Brigade Capital or an affiliate, or such fund’s adviser or principal underwriter is controlled by or under common control with Brigade Capital;

(iv)                              Exchange traded funds or “ETFs”;

(v)                                 Non-distressed municipal bonds;

(vi)                              a security in a limited offering (which includes investments in hedge funds, private equity funds and the Advisory Clients); and

(vii)                           Legacy Positions* (as defined below).

*Legacy Positions: In the event that an Access Person already owns a security (a “Legacy Position”) that does not fall under the other categories of the Permissible Securities (as detailed above), the Access Person may not add to such Legacy Position, but may only close out or cover such securities, subject to the pre-clearance and reporting requirements and other restrictions that are applicable to Reportable Securities.

(e)                                  Holdings List, Restricted List and Watch List: Each Access Person is strictly prohibited from trading in the securities of issuers that are included on the Holdings List, Restricted List and Watch List. Issuers on the Holdings List include the issuers of securities that the Advisory Clients have held in the past 7 calendar days and the issuers of securities that the Advisory Clients currently hold. Issuers on the Restricted List include the issuers of securities about which Brigade Capital has come into contact with material non-public information. Issuers on the Watch List include the issuers of a Security that Brigade is considering adding to the portfolio of an Advisory Client. It should be noted that the Chief Compliance Officer and the Managing Member have the discretion to add any other issuers to the Watch List as they deem appropriate. The Holdings List, Restricted List and Watch List are available in ComplianceELF and are updated on a weekly basis. In the event that an Access Person owns a security prior to the issuer of such security being added to the Holdings List, or the Watch List, Access Persons are not allowed to add to the position, however they may close out or cover such securities as long as the Advisory Clients have not traded in such securities or plan to trade in such securities within 7 calendar days and all other personal trading requirements have been met. To the extent that an Access Person owns a security of an issuer prior to that issuer being added to the Restricted List, the Access Person may not conduct transactions in such security until the issuer is no longer on the Restricted List.

Notwithstanding the foregoing, such trading prohibitions shall not apply to:

(i)                                     Permissible Securities that do not require pre-clearance (as listed above in Section 3(d)(I)) of the same or affiliated issuer that the Advisory Clients held in the past 7 calendar days, currently hold or intend on holding; and

(ii)                                  securities issued by a subsidiary of an issuer that the Advisory Clients held in the past 7 calendar days, currently hold or intend on holding, although the Chief Compliance Officer still retains the authority to deny any such pre-clearance requests if believed to be in the best interests of Advisory Clients.

For Example:

•                  JPMorgan Chase & Co. (ticker: JPM) is put on the Holdings List; however, an Access Person may be permitted to trade an open-ended mutual fund (i.e., a Permissible Security that does not require pre-clearance) managed or sponsored by JPM and/or its affiliate;

•                  The Blackstone Group L.P. (ticker: BX) is put on the Watch List; however, an Access Person may be permitted to trade Permissible Securities issued by investment funds managed or sponsored by BX and/or its affiliate; and

•                  Johnson & Johnson (ticker: JNJ) is put on a Restricted List; however, an Access Person may be permitted to trade Permissible Securities issued by Merck & Co. Inc. (ticker: MRK), one of its many subsidiaries.

As detailed below, all security transactions in Reportable Securities (as defined above in Section 3(d)(II)) are subject to pre-clearance requirements and other restrictions described below.

(f)                                   Pre-clearance of Transactions in Personal Account: Prior to trading a Reportable Security (as defined above in Section 3(d)(II)), an Access Person must obtain the prior written approval of a combination of two of the “Authorized Approvers,” as follows: (1) the Chief Compliance Officer OR (2) the Deputy Compliance Officer OR (3) Raymond Luis AND one of (1) the Managing Member OR (3) Benjamin Renshaw. It should be noted that this includes (but is not limited to) investments in limited offerings (which include private or restricted offerings). An Authorized Approver submitting his own pre-clearance request must obtain such pre-approval from alternate Authorized Approvers. For the avoidance of doubt, an Authorized Approver may not pre-clear his own personal transactions.

Requests for pre-clearance generally must be submitted via ComplianceELF. Any approval given under this paragraph will remain in effect for 24 business day hours. A sample pre-clearance form is attached as Form 11.

(g)                                  Holding Period: To the extent that an Access Person was granted approval to purchase a particular Reportable Security, such Access Person must generally hold the Reportable Security for 60 days before selling such Reportable Security, subject to the approval of two of the Authorized Approvers. However, it should be noted that, from time to time, certain exceptions to the 60 day holding period may be granted for Access Persons by the Chief Compliance Officer and the Managing Member. Prior to granting an exception, the Chief Compliance Officer will review the trade to determine whether it presents a conflict of interest for any Brigade Capital Advisory Client and will deny the application if a conflict of interest is present. The conflict of interest review and exceptions will be documented by the Chief Compliance Officer or his designee.

(h)                                 Short Sales: An Access Person shall not engage in any short sale of a security if, at the time of the transaction, any Advisory Client account managed by Brigade Capital has a long position in such security.

(4)                                 Reporting Requirements

(a)                                 All Access Persons are required to submit to the Chief Compliance Officer (subject to the applicable provisions of Section 5 below) the following reports via ComplianceELF:

(i)             Initial Holdings Report — Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person became an Access Person via ComplianceELF that meets the following requirements:

(1)                                 Must disclose all of the Access Person’s current securities holdings with the following content for each Reportable Security (as defined above in Section 3(d)(II)) that the Access Person has any direct or indirect beneficial ownership.

•                  title and type of Reportable Security;

•                  ticker symbol or CUSIP number (as applicable);

•                  number of shares; and

•                  principal amount of each Reportable Security.

(2)                                 Must disclose the name of any broker, dealer or bank with which the Access Person maintains an account in which any Reportable Securities) are held.

(3)                                 Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date the person becomes an Access Person of Brigade Capital.

(4)                                 The report must be dated the day the Access Person submits it.

(5)                                 Access Persons generally must submit their Initial Holdings Reports via ComplianceELF. A sample form of Initial Holdings Report is also included as Form 12.

(ii)          Annual Holdings Report — Subject to the applicable provisions of Section 5 below, Access Persons must also provide Annual Holdings Reports of all current Reportable Securities holdings at least once during each 12 month period (the “Annual Holding Certification Date”). For purposes of this Code of Ethics, the Annual Holdings Certification Date is October 31. From a content perspective, such Annual Holdings Reports must comply with the requirements of Section 4(a)(i)-(iii) above. Access Persons generally must submit their Annual Holdings Reports via ComplianceELF. A sample form of Annual Holdings Report is also included as Form 13.

(iii)       Quarterly Transaction Reports — Subject to the applicable provisions of Section 5 below, Access Persons must also provide quarterly securities transaction reports for each transaction in a Reportable Security (as defined above in Section 3(d)(II)) that the Access Person has any direct or indirect beneficial ownership. Such Quarterly Transaction Reports must meet the following requirements:

(1)                                 Content Requirements — Quarterly Transaction Report must include:

•                  date of transaction;

•                  title of Reportable Security;

•                  ticker symbol or CUSIP number of Reportable Security (as applicable);

•                  interest rate or maturity rate (if applicable);

•                  number of shares;

•                  principal amount of Reportable Security;

•                  nature of transaction (i.e., purchase or sale);

•                  price of Reportable Security at which the transaction was effected;

•                  name of broker, dealer or bank through which the transaction was effected; and

•                  date upon which the Access Person submitted the report.

(2)                                 Timing Requirements — Subject to Section 5(c), Access Persons must submit a Quarterly Transaction Report no later than 30 days after the end of each quarter.

(3)                                 The Quarterly Transaction Report requirement generally will be fulfilled by employees attesting to the accuracy of the past quarter’s transactions set forth in their ComplianceELF accounts. A sample form of Quarterly Transaction Report is also included as Form 14.

(5)                                 Exceptions from Reporting Requirements/Alternative to Quarterly Transaction Reports

This Section 5 sets forth exceptions from the reporting requirements of this Code of Ethics. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section 5. Accordingly, the following transactions will be exempt only from the reporting requirements:

(a)                                 No Initial, Annual or Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control;

(b)                                 Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports);

(c)                                  Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirm or account statements that an Access Person has already provided to the Chief Compliance Officer (including, for the avoidance of doubt, information in the Access Person’s ComplianceELF account); provided, that such broker trade confirm or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

Access Persons that would like to avail themselves of this exception in Section 5(c) should ensure that the content of such broker confirms or account statements meet the content required for Quarterly Transaction Review Reports set forth above in Section 4(a)(iv) under the heading “Quarterly Transaction Reports.”

(6)                                 Protection of Material Non-Public Information About Securities / Investment Recommendations

In addition to other provisions of this Code of Ethics and Brigade Capital’s Manual (including the Insider Trading Procedures which are detailed in this Manual), Access Persons should note that Brigade Capital has a duty to safeguard material, non-public information about securities/investment recommendations provided to (or made on behalf of) Advisory Clients. As such, Access Persons generally should not share such information outside of Brigade Capital. Notwithstanding the foregoing, Access Persons and Brigade Capital may provide such information to persons or entities providing services to Brigade Capital or its Advisory Clients where such information is required to effectively provide the services in question. Examples of such are:

•                  brokers;

•                  accountants or accounting support service firms;

•                  custodians;

•                  transfer agents;

•                  bankers;

•                  compliance consultants; and

•                  lawyers.

If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by Brigade Capital, please see the Chief Compliance Officer.

(7) Oversight of Code of Ethics

(a)                                 Reporting. Any situation that may involve a conflict of interest or other possible violation of this Code of Ethics must be promptly reported to the Chief Compliance Officer who must report it to the executive management of Brigade Capital.

(b)                                 Review of Transactions. Each Access Person’s transactions in his/her Personal Accounts will be reviewed on a regular basis and compared to transactions entered into by Brigade Capital for its Advisory Clients. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the Chief Compliance Officer who must report them to the executive management of Brigade Capital. Any noted violations shall be properly documented for Brigade Capital’s compliance files.

(c)                                  Sanctions. The executive management of Brigade Capital, with advice of outside legal counsel, at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, fines, suspension or termination of employment with Brigade Capital, or criminal or civil penalties.

(8) Compliance with Federal Securities Law

All employees are required to comply with applicable Federal Securities Laws. Failure to adhere to Federal Securities Laws could expose an employee to sanctions imposed by Brigade Capital, the SEC or law enforcement officials. These sanctions may include, among others, disgorgement of profits, suspension or termination of employment by Brigade Capital, or criminal or civil penalties. If there is any doubt as to whether a Federal securities law applies, employees should consult the Chief Compliance Officer.

(9) Confidentiality

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

FORM 11 - PRE-CLEARANCE FORM FOR TRANSACTIONS IN

PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Pre-clearance Form prior to engaging in transactions in Reportable Securities as set forth in the Brigade Capital’s Code of Ethics. If approved, any such transaction must be consummated within 24 hours of receipt of approval. Access Persons should complete Sections (i) thru (v) below and submit this pre-clearance form to the Chief Compliance Officer (or his designee). Section (vi) will be completed by the Chief Compliance Officer (or his designee).

(i)            Reason for Pre-Clearance Request

The Access Person is submitting this pre-clearance request because proposed investment is: (check all that apply):

☐                                    Proposed investment is in shares issued by closed-end funds that are registered under the Investment Company Act of 1940, as amended

☐                                    Proposed investment is in shares issued by open-end funds that are registered under the Investment Company Act of 1940, as amended, and are managed by Brigade Capital or their adviser or principal underwriter controls, is controlled by, or is under common control with  Brigade Capital

☐                                    Proposed investment is in shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, and such funds are advised by Brigade Capital or an affiliate, or such fund’s adviser or principal underwriter is controlled by or under common control with Brigade Capital

☐                                    Proposed investment is a limited offering (e.g., private placement, interest in a hedge fund, restricted stock, etc.)

☐                                    Proposed investment is in an exchange traded fund or “ETF”

☐                                    Proposed investment is in non-distressed municipal bonds

☐                                    Proposed investment is a Legacy Position

(ii)         Investment Information Issuer:

Investment Type (please check):

Cmn , Pfd , Debt , Derivative , Private/Restricted

(iii)        Transaction Information

•                  Transaction Type (please circle): Buy Sell

•                  Estimated Trade Date:

•                  Quantity:

•                  Estimated Price:

•                  Broker/Dealer (if any):

(vi)          Conflict of Interest Information

Access Persons should provide any additional factors that they believe may be relevant to a conflict of interest analysis (if any) (e.g. Brigade Capital has a relationship with the issuer, etc.):

(v)         Representation and Signature

By executing this form, I represent that my trading in this investment is not based on any material non-public information. I understand that this pre-clearance will only be in effect for 24 hours from the date of the Chief Compliance Officer’s signature.

Access Person’s Name (please print)	Access Person’s Signature	Date

(vi)        Disposition of Pre-Clearance Request

Request Approved*	Request Denied

Chief Compliance Officer (or his designee) Date

*If the pre-clearance request is approved as an exception to the firm’s Code of Ethics, the reason(s) why such exception was granted must be documented in Item (vii) below:

(vii)       *Reason for Exception:

Transaction amount is de minimis	Transaction posed no material conflicts of interests
Would result in undue burden on Access Person	Other:

FORM 12 — BRIGADE CAPITAL INITIAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

In connection with my new status as an Access Person at Brigade Capital, the following sets forth all of my holdings in Reportable Securities (as defined in Section 3(d)(II) of Brigade Capital’s Code of Ethics) that are held in my Personal Accounts (as discussed in Section 2(a) of Brigade Capital’s Code of Ethics).

Date	Title and Type of Security	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Long/ Short	Number of Shares Held (for Equity Securities, e.g., Common Stock)	Principal Amounts of Shares (for Debt Securities, e.g., Bonds)	Broker/Dealer Or Bank Where Securities Are Held

*Add additional lines as necessary

OR

☐      No holdings in Reportable Securities (as defined in Section 3(d)(II) of Brigade Capital’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true and correct as of       , 201   (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

FORM 13 — BRIGADE CAPITAL ANNUAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

The following sets forth all of my holdings in Reportable Securities (as defined in Section 3(d)(II) of Brigade Capital’s Code of Ethics) that are held in my Personal Accounts (as discussed in Section 2(a) of Brigade Capital’s Code of Ethics) as of October 31st (the “Annual Holdings Certification Date”).

Date	Title and Type of Security	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Long/ Short	Number of Shares Held (for Equity Securities, e.g., Common Stock)	Principal Amounts of Shares (for Debt Securities, e.g., Bonds)	Broker/Dealer Or Bank Where Securities Are Held

*Add additional lines as necessary

OR

No holdings in Reportable Securities (as defined in Section 3(d)(II) of Brigade Capital’s Code of Ethics) as of the Annual Holdings Certification Date.

The undersigned Access Person certifies that all information contained in this report is true and correct as of       , 201   (which must be a date within 45 days of the Annual Holdings Certification Date (October 31st)).

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

FORM 14 — BRIGADE CAPITAL QUARTERLY TRANSACTION REPORT FOR ACCESS PERSONS

Name of Access Person:

Date of Submission Report:

The following sets forth all of the transactions in Reportable Securities (as defined in Section 3(d)(II) of Brigade Capital’s Code of Ethics) made in my Personal Accounts (as discussed in Section 2(a) of Brigade Capital’s Code of Ethics) for the quarter beginning on             and ending on      .

Date of Transaction	Nature of Transaction (i.e., purchase, sale or other type of acquisition or	Title and Type of Security	Exchange Ticker Symbol or CUSIP Number (As Applicable)	Number of Shares (for Equity Securities)	Price of Security at which Transaction was Effected	Principal Amount, Interest Rate and Maturity Date (for Debt	Broker/Dealer or Bank Through Which Transaction was Effected

*Add additional lines as necessary

OR

☐ No transactions in Reportable Securities (as defined in Section 3(d)(II) of Brigade Capital’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true and correct as of (check appropriate):

December 31, 20

March 31, 20

June 30, 20

September 30, 20

Personal Accounts

☐ I certify that there have not been any changes to the status in the list of Personal Accounts that I provided to Brigade Capital upon becoming an Access Person (as defined in Section 2(a) of Brigade Capital’s Code of Ethics); or

☐ I certify that there have been changes to the status in the list of Personal Accounts that I provided to Brigade Capital upon becoming an Access Person (as defined in Section 2(a) of Brigade Capital’s Code of Ethics) and I have provided an updated list of Personal Accounts to Brigade Capital.

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer